Exhibit 23
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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Meredith Corporation:


We consent to the inclusion of our report dated April 16, 1999, with respect to the balance sheet of WGNX-TV (a Division of Tribune Company) as of December 27, 1998, and the related statements of operations and divisional deficit and cash flows for the year then ended, which report appears in the Form 8-K of Meredith Corporation.




                                  KPMG Peat Marwick LLP










Des Moines, Iowa
May 13, 1999